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                                                                  EXHIBIT 23.3.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 19, 1996 on the financial statements of Patina Oil & Gas Corporation included herein and to all references to our firm included in or made a part of this Registration Statement.


                                        ARTHUR ANDERSEN LLP


Fort Worth, Texas
September 12, 1996                      By: /s/ Arthur Andersen
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